                                                                    Exhibit 99.2

                                                                For the Purchase
                                                            of 100,000 shares of
No. W-1                                                             Common Stock


                          WARRANT FOR THE PURCHASE OF
                            SHARES OF COMMON STOCK
                                      OF
                               MFIC CORPORATION
                           (A Delaware Corporation)

         VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON JULY 2, 2004


  MFIC Corporation, a Delaware corporation (the "Company") hereby certifies that Irwin J. Gruverman, or his registered assigns (the "Registered Holder"), is entitled, subject to the terms set forth below, to purchase from the Company, at any time or from time to time, on or before the earlier of July 2, 2004 at not later than 5:00 p.m. (Boston, Massachusetts time) and the termination of this Warrant as provided in Section 9 below, 100,000 shares of common stock, $.01 par value, of the Company ("Common Stock"), at a purchase price of $0.52 per share. The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "Warrant Stock" and the "Purchase Price," respectively.

  1.  Exercise.
      --------

     (a) This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as
Exhibit I duly executed by such Registered Holder, at the principal executive
---------
offices of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full, in lawful money of the United States, of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise.

     (b) Alternatively, this Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as Exhibit II ("Cashless Exercise Form") duly executed by such
                   ----------
Registered Holder, at the principal executive offices of the Company, or at such other office or agency as the Company may designate. Such presentation and surrender shall be deemed a waiver of the Registered Holder's obligation to pay all or any portion of the aggregate Purchase Price (a "Cashless Exercise"). In the event of a Cashless Exercise, the Registered Holder shall exchange the Warrant for that number of shares of Warrant Stock determined by multiplying the number of shares of Warrant Stock being exercised by a fraction, the numerator of which shall be the difference between the then current market price per share of the Common Stock and the Purchase Price, and the denominator of which shall be the then current market price per share of Common Stock. For purposes of any computation under this Section 1(b), the then current market price per share of

Common Stock at any date shall be deemed to be the mean between the low bid and high asked prices of the Warrant Stock on the over-the-counter bulletin board as reported by the National Association of Securities Dealers Automated Quotations System or the closing market price of the Warrant Stock on the Nasdaq National Market or the Nasdaq SmallCap Market or on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then market value of the Warrant Stock as shall be reasonably determined by the Board of Directors of the Company.

     (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in subsections 1(a) and 1(b) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in subsection 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

     (d) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 20 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or, subject to the terms and conditions hereof, as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

          (i) a certificate or certificates for the number of full shares of Warrant Stock to which such Registered Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Registered Holder would otherwise be entitled, cash in an amount determined pursuant to Section 3 hereof, and

          (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in subsections 1(a) and 1(b) above.

  2. Adjustments.
     -----------

     (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Warrant Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing

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

(i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

     (b) If there shall occur any capital reorganization or reclassification of the Company's Common Stock (other than a change in par value or a subdivision or combination as provided for in subsection 2(a) above), then, as part of any such reorganization or reclassification, lawful provision shall be made so that the Registered Holder of this Warrant shall have the right thereafter to receive upon the exercise hereof the kind and amount of shares of stock or other securities or property which such Registered Holder would have been entitled to receive if, immediately prior to any such reorganization or reclassification, such Registered Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined by the Board of Directors of the Company) shall be made in the application of the provisions set forth herein with respect to the rights and interests thereafter of the Registered Holder of this Warrant such that the provisions set forth in this Section 2 (including provisions with respect to adjustment of the Purchase Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant.

     (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in subsection 2(a) or (b) above.

  3. Fractional Shares.  The Company shall not be required upon the exercise of
     -----------------
this Warrant to issue any fractional shares, but shall make an adjustment therefor in cash on the basis of the mean between the low bid and high asked prices of the Warrant Stock on the over-the-counter bulletin board as reported by the National Association of Securities Dealers Automated Quotations System or the closing market price of the Warrant Stock on a national securities exchange on the trading day immediately prior to the date of exercise, whichever is applicable, or if neither is applicable, then on the basis of the then market value of the Warrant Stock as shall be reasonably determined by the Board of Directors of the Company.

  4. Limitation on Sales, etc.  Each holder of this Warrant acknowledges that
     ------------------------
this Warrant and the Warrant Stock have not been registered under the Securities Act of 1933, as now in force or hereafter amended, or any successor legislation (the "Act"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Warrant Stock issued upon its exercise in the absence of (a) an effective registration statement under the Act as to this Warrant or such Warrant Stock and registration or qualification of this Warrant or such Warrant Stock under any applicable Blue Sky or state securities law then in effect, or (b) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required.

  Without limiting the generality of the foregoing, unless the offering and sale of the Warrant Stock to be issued upon the particular exercise of the Warrant shall have been effectively registered under the Act, the Company shall be under no obligation to issue the shares covered by such exercise unless and until the Registered Holder shall have executed an investment letter in form and substance satisfactory to the Company, including a warranty at the time of such exercise that it is acquiring such shares for its own account, for investment and not with a view to, or for sale in connection with, the distribution of any such shares, in which event the Registered Holder shall be bound by the provisions of the following legend or a legend in substantially similar form which shall be endorsed upon the certificate(s) evidencing the Warrant Stock issued pursuant to such exercise:

          "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, in the absence of an effective registration statement for the shares under the Securities Act of 1933, as amended, or an opinion of counsel satisfactory to the Company that an exemption from registration is then available."

  In addition, without limiting the generality of the foregoing, the Company may delay issuance of the Warrant Stock until completion of any action or obtaining of any consent, which the Company deems necessary under any applicable law (including without limitation state securities or "blue sky" laws).

  5.  Liquidating Dividends.  If the Company pays a dividend or makes a
      ---------------------
distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock (a "Liquidating Dividend"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Warrant Stock purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if it had been the owner of record of such shares of Warrant Stock immediately prior to the date on which a record is taken for such Liquidating Dividend or, if no record is taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution are to be determined.

  6.  Notices of Record Date, etc.  In case:
      ---------------------------

      (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

      (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another

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

corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

      (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

  7.  Reservation of Stock.  The Company will at all times reserve and keep
      --------------------
available, solely for issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

  8.  Replacement of Warrants.  Upon receipt of evidence reasonably satisfactory
      -----------------------
to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

  9.  Termination In Certain Events
      -----------------------------

  In the event of a sale of substantially all the assets of the Company or a merger or consolidation of the Company with or into any other entity (other than a merger the sole purpose of which is to change the state of incorporation of the Company) or a dissolution or the adoption of a plan of liquidation of the Company, this Warrant shall terminate on the effective date of such sale, merger, consolidation, dissolution or adoption (the "Effective Date") and become null and void, provided, however, that if this Warrant shall not have otherwise
               --------  -------
terminated or expired, the Registered Holder hereof shall have the right until 5:00 p.m Eastern Standard time on the day immediately prior to the Effective Date to exercise its rights hereunder to the extent not previously exercised.

  10. Lock-up Restrictions
      --------------------

  Except as set forth in the "Assignment" Section of the Put Obligation Agreement, dated July 2, 1999 (the "Put Agreement") with respect to the Warrant, the Registered Holder shall not

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

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, the Warrant or the Warrant Stock or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of such ownership, until July 2, 2001 (the "Lock-up Restriction"), provided,
                                                                --------
however, the Lock-up Restriction shall terminate in the event of a sale of
-------
substantially all the assets of the Company or a merger or consolidation of the Company with or into any other entity (other than a merger the sole purpose of which is to change the state of incorporation of the Company). The Registered Holder shall be bound by the provisions of the following legend or a legend in substantially similar form which shall be endorsed upon the certificate(s) evidencing the Warrant Stock issued pursuant to the exercise of the Warrant:

       "The share represented by this certificate are subject to an agreement by the Registered Holder hereof not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of such shares until July 2, 2001."

  11.  Transfers, etc.
       --------------

       (a) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change its, his or her address as shown on the warrant register by written notice to the Company requesting such change.

       (b) Other than in accordance with the "Assignment" Section of the Put Agreement, this Warrant shall not be transferable by the Registered Holder and shall be exercisable only by the Registered Holder. Without the prior written consent of the Company, the Warrant shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of the Warrant or of any rights granted hereunder contrary to the provisions of this Paragraph, or the levy of any attachment or similar process upon the Warrant or such rights, shall be null and void.

       (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; provided, however, that if and when this Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

  12.  Mailing of Notices, etc.  All notices and other communications from the
       -----------------------
Company to the Registered Holder of this Warrant shall be mailed by first-class certified or registered mail, postage prepaid, to the address furnished to the Company in writing by the last Registered Holder of this Warrant who shall have furnished an address to the Company in writing. All notices and other communications from the Registered Holder of this Warrant or in connection herewith to the Company shall be mailed by first-class certified or registered mail, postage prepaid, to the Company at its offices at 30 Ossipee Road, Newton, Massachusetts 02646-9101, or such other address as the Company shall so notify the Registered Holder.

  13.  No Rights as Stockholder.  Until the exercise of this Warrant, the
       ------------------------
Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

  14.  Change or Waiver.  Any term of this Warrant may be changed or waived only
       ----------------
by an instrument in writing signed by the party against which enforcement of the change or waiver is sought.

  15.  Headings.  The headings in this Warrant are for purposes of reference
       --------
only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

16.  Governing Law.  This Warrant will be governed by and construed in
     -------------
accordance with the laws of the State of Delaware.

                                    MFIC CORPORATION

                                    By  /s/ Michael A. Lento
                                       -------------------------------
[Corporate Seal]                        Michael A. Lento
ATTEST:                                 President

____________________________________

                                   EXHIBIT I
                                   ---------

                                 PURCHASE FORM
                                 -------------

To:  MFIC Corporation
     30 Ossipee Road
     Newton, MA 02464-9101                             Dated:

     The undersigned pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to purchase ______ shares of the Common Stock (the "Common Stock") covered by such Warrant and herewith makes payment of $ ____, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned is aware that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws. The undersigned understands that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

     The undersigned represents and warrants that (1) the undersigned has been furnished with all information which the undersigned deems necessary to evaluate the merits and risks of the purchase of the Common Stock; (2) the undersigned has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to the undersigned's satisfaction; (3) the undersigned has been given the opportunity to obtain any additional information the undersigned deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; and (4) the undersigned has such knowledge and experience in financial and business matters that the undersigned is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto.

     The undersigned hereby represents and warrant that the undersigned is purchasing the Common Stock for the undersigned's own account for investment and not with a view to the sale or distribution of all or any part of the Common Stock.

     The undersigned understands that because the Common Stock have not been registered under the 1933 Act, the undersigned must continue to bear the economic risk of the investment for an indefinite time and the Common Stock cannot be sold unless the Common Stock is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

     The undersigned will in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Common Stock or (2) the Company receives an opinion of the undersigned's legal counsel (concurred in by the

Company's legal counsel) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

     The undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

     The undersigned understands that at the present time Rule 144 of the Securities and Exchange Commission (the "SEC") may not be relied on for the resale or distribution of the Securities. The undersigned understands that the Company has no obligation to the undersigned to register the Common Stock with the SEC and has not represented that it will register the Common Stock.

     The undersigned understands the terms and restrictions on the right to dispose of the Common Stock set forth in the Warrant dated _______ 199_ which the undersigned has carefully reviewed. The undersigned consents to the placing of a legend on its certificate for the Common Stock referring to such restrictions and the placing of stop transfer orders until the Common Stock may be transferred in accordance with the terms of such restrictions.

     The undersigned has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Common Stock.


                                     ___________________________

                                     Dated: _____________________

                                  EXHIBIT II
                                  ----------

                            CASHLESS EXERCISE FORM
                            ----------------------

To:  MFIC Corporation
     30 Ossipee Road
     Newton, MA 02464-9101                                 Dated:

     The undersigned pursuant to the provisions set forth in the attached Warrant (No. ___), hereby irrevocably elects to surrender ______ shares of the Common Stock purchasable under this Warrant for such shares of Common Stock issuable in exchange therefor pursuant to the Cashless Exercise provisions of the within Warrant, as provided for in Section 1(b) of such Warrant.

     The undersigned is aware that the Common Stock has not been registered under the Securities Act of 1933, as amended (the "1933 Act") or any state securities laws. The undersigned understands that the reliance by the Company on exemptions under the 1933 Act is predicated in part upon the truth and accuracy of the statements of the undersigned in this Purchase Form.

     The undersigned represents and warrants that (1) the undersigned has been furnished with all information which the undersigned deems necessary to evaluate the merits and risks of the purchase of the Common Stock; (2) the undersigned has had the opportunity to ask questions concerning the Common Stock and the Company and all questions posed have been answered to the undersigned's satisfaction; (3) the undersigned has been given the opportunity to obtain any additional information the undersigned deems necessary to verify the accuracy of any information obtained concerning the Common Stock and the Company; and (4) the undersigned has such knowledge and experience in financial and business matters that the undersigned is able to evaluate the merits and risks of purchasing the Common Stock and to make an informed investment decision relating thereto.

     The undersigned hereby represents and warrant that the undersigned is purchasing the Common Stock for the undersigned's own account for investment and not with a view to the sale or distribution of all or any part of the Common Stock.

     The undersigned understands that because the Common Stock have not been registered under the 1933 Act, the undersigned must continue to bear the economic risk of the investment for an indefinite time and the Common Stock cannot be sold unless the Common Stock is subsequently registered under applicable federal and state securities laws or an exemption from such registration is available.

     The undersigned will in no event sell or distribute or otherwise dispose of all or any part of the Common Stock unless (1) there is an effective registration statement under the 1933 Act and applicable state securities laws covering any such transaction involving the Common Stock or (2) the Company receives an opinion of the undersigned's legal counsel (concurred in by the Company's legal counsel) stating that such transaction is exempt from registration or the Company otherwise satisfies itself that such transaction is exempt from registration.

     The undersigned consents to the placing of a legend on its certificate for the Common Stock stating that the Common Stock has not been registered and setting forth the restriction on transfer contemplated hereby and to the placing of a stop transfer order on the books of the Company and with any transfer agents against the Common Stock until the Common Stock may be legally resold or distributed without restriction.

     The undersigned understands that at the present time Rule 144 of the Securities and Exchange Commission (the "SEC") may not be relied on for the resale or distribution of the Securities. The undersigned understands that the Company has no obligation to the undersigned to register the Common Stock with the SEC and has not represented that it will register the Common Stock.

     The undersigned understands the terms and restrictions on the right to dispose of the Common Stock set forth in the Warrant dated _______ 199_ which the undersigned has carefully reviewed. The undersigned consents to the placing of a legend on its certificate for the Common Stock referring to such restrictions and the placing of stop transfer orders until the Common Stock may be transferred in accordance with the terms of such restrictions.

     The undersigned has considered the Federal and state income tax implications of the exercise of the Warrant and the purchase and subsequent sale of the Common Stock.


                                               ___________________________

                                               Dated: _____________________



                                       2